Exhibit 99.1

Source: LEEF Brands Inc.

September 21, 2026 08:30 ET

LEEF Brands Strengthens Board Independence, Appoints Hirsh Jain to Board of Directors

VANCOUVER, British Columbia, Sept. 21, 2026 (GLOBE NEWSWIRE) — LEEF Brands Inc. (CSE: LEEF) (OTCQB: LEEEF) (“LEEF” or the “Company”), a leading California concentrate company, today announced the appointment of Hirsh Jain, a leader in cannabis policy and strategy, to its Board of Directors as an independent director. Mr. Jain has served as a strategic advisor to LEEF, working with the Company on the evolving federal and state policy landscape and opportunities related to interstate commerce, international exports, and market expansion.

In connection with Mr. Jain’s appointment, Kevin Wilson has resigned from the Board of Directors, resulting in a five-member Board, and will continue to serve as LEEF’s Chief Financial Officer. The changes are part of LEEF’s broader effort to strengthen independent Board oversight of management. Following the appointment, independent directors will comprise three of the Board’s five members. LEEF’s Audit and Compensation Committees will each be comprised entirely of independent directors, while its Nominating and Corporate Governance Committee will be majority independent. Together, these changes advance LEEF’s objective of building a governance structure aligned with the standards and practices expected of companies listed on major U.S. exchanges.

“Hirsh has been a valued strategic advisor to LEEF, and we are pleased to welcome him to our Board of Directors,” said Micah Anderson, Chief Executive Officer of LEEF Brands. “His deep understanding of cannabis policy, market development, and the evolving regulatory landscape will be increasingly important as we prepare for opportunities in interstate commerce and international markets. Just as importantly, his appointment meaningfully strengthens the independence and composition of our Board. With independent directors now comprising a majority of the Board and independent oversight strengthened across our key committees, we are continuing to build the governance infrastructure expected of larger U.S. public companies. This is an important part of LEEF’s evolution and our long-term strategy.”

Mr. Jain is the Founder and Chief Executive Officer of Ananda Strategy, a cannabis-focused advisory firm that works with operators on regulatory and legislative strategy, market expansion, competitive licensing, strategic communications, and other corporate initiatives. He has worked in the cannabis industry for nine years and has advised top operators navigating complex regulatory, legislative, and market-development issues.

Since the launch of adult-use sales in California in 2018, Mr. Jain has worked closely on many of the policy and market issues shaping the state’s cannabis industry, engaging with the Governor’s Office, state officials, and dozens of local governments. His work with operators across the California supply chain has given him a broad perspective on the state’s market and the different regulatory and commercial challenges facing businesses within it, experience that will be relevant to LEEF as it continues to grow its California operations.

Prior to entering the cannabis industry, Mr. Jain served as Director of Government Affairs at Airbnb in San Francisco and as an Engagement Manager at McKinsey & Company in New York. He holds a B.A. from the University of California, Berkeley and a J.D. from Harvard Law School.

“We’re entering a period of significant change in the cannabis industry, and I believe LEEF is exceptionally well positioned for what comes next,” said Jain. “As federal and state policy continues to evolve, the barriers separating cannabis markets will increasingly come under pressure, creating opportunities for companies with the right assets, capabilities, and partnerships. Having worked closely with Micah and the LEEF team, I have tremendous respect for what they’ve built, and I think there’s a much bigger opportunity ahead. I’m excited to join the Board and contribute my experience in policy, market strategy, and business development as LEEF enters its next phase of growth.”

Mr. Jain’s appointment comes as LEEF continues to prepare for potential interstate commerce and international export opportunities. The Company has filed DEA registration applications across its California and Nevada licenses and is building relationships in key international markets while preparing its operations to meet destination-market standards.

About LEEF Brands Inc.

LEEF Brands Inc. is a leading California concentrate company. With a comprehensive supply chain, innovative manufacturing processes, a dynamic bulk concentrate portfolio, and a growing line of branded products, LEEF powers some of the largest cannabis brands in the United States. For more information, visit www.leefbrands.com.

Forward-Looking Statements

This news release contains certain forward-looking information and forward-looking statements, as defined in applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, statements regarding the Company’s future financial condition, operations, and objectives.

Forward-looking statements reflect current expectations or beliefs regarding future events or the Company’s future performance or financial results. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates”, “targets” or “believes”, or variations of, or the negatives of, such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement.

Although the Company believes that the expectations expressed in such statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the statements.

There are certain factors that could cause actual results to differ materially from those in the forward-looking information, including, but not limited to, the risks disclosed in the Company’s public filings on the Company’s issuer profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Accordingly, readers should not place undue reliance on forward-looking statements.

Contact

LEEF Brands Inc.

Jesse Redmond

Chief Strategy & Investor Relations Officer

Phone: +1 (805) 717-9327

Email: ir@leefca.com